As filed with the Securities and Exchange Commission on May 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-Mobile US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0836269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Nelson

Executive Vice President and

General Counsel

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christopher R. Moore

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

T-MOBILE US, INC.

3,264,952 Shares of Common Stock

This prospectus relates to the resale of up to 3,264,952 shares of common stock, par value $0.00001 per share (“common stock”), of T-Mobile US, Inc. (the “Company”) that may be offered and sold from time to time by the selling stockholders named in this prospectus. The Company will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The Company’s common stock is listed on the Nasdaq Global Select Market under the symbol “TMUS.”

The selling stockholders may offer and sell or otherwise dispose of the common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of the common stock and any transfer taxes. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, and any applicable prospectus supplement, and in the documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that the Company filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell or otherwise dispose of the common stock described in this prospectus in one or more public or private transactions. This prospectus provides you with a general description of the common stock the selling stockholders may offer. Each time a selling stockholder offers the securities described in this prospectus, such selling stockholder may be required to provide you with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. If information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

Neither we nor any selling stockholders have authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

In this prospectus, unless the context indicates otherwise, references to the “Company” and “our Company” refer to T-Mobile US, Inc. and references to “T-Mobile,” “we,” “our,” “ours” and “us” refer to T-Mobile US, Inc. and its subsidiaries. T-Mobile US, Inc. has no operations separate from its investment in T-Mobile USA, Inc. Accordingly, unless otherwise noted, all of the financial information in this prospectus is presented on a consolidated basis of T-Mobile. References to “you” refer to a prospective investor.

ABOUT US

As America’s supercharged Un-carrier, we have disrupted the wireless communications services industry by actively engaging with and listening to our customers and focusing on eliminating their pain points. This includes providing added value and what we believe is an exceptional experience while implementing signature Un-carrier initiatives that have changed the wireless industry. We ended annual service contracts, overages, unpredictable international roaming fees and data buckets, among other things. We are inspired by a relentless focus on customer experience, consistently delivering award-winning customer experience with our “Total Experience” approach, which drives our customer satisfaction levels while enabling operational efficiencies.

As of March 31, 2024, we provide wireless communications services to 120.9 million postpaid and prepaid customers and generate revenue by providing affordable wireless communications services to these customers, as well as a wide selection of wireless devices and accessories. We also provide wholesale wireless services to various partners, who then offer the services for sale to their customers. Our most significant expenses relate to operating and expanding our network, providing a full range of devices, acquiring and retaining high-quality customers and compensating employees. We provide services, devices and accessories across our flagship brands, T-Mobile and Metro by T-Mobile, through our owned and operated retail stores, as well as through our websites (www.t-mobile.com and www.metrobyt-mobile.com), T-Mobile and Metro by T-Mobile apps, customer care channels and through national retailers. In addition, we sell devices to dealers and other third-party distributors for resale through independent third-party retail outlets and a variety of third-party websites. The information on our websites is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement (except for our SEC reports expressly incorporated by reference herein or therein).

Our corporate headquarters and principal executive offices are located at 12920 SE 38th Street, Bellevue, Washington 98006. Our telephone number is (425) 378-4000.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing our common stock. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the documents incorporated by reference and our other public statements include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including information concerning our future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. The following important factors, along with the risk factors identified under “Risk Factors” and the risk factors incorporated by reference herein, could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:

•	competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity;

•	criminal cyberattacks, disruption, data loss or other security breaches;

•	our inability to take advantage of technological developments on a timely basis;

•	our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture;

•	system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems;

•	the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use;

•	challenges in modernizing our existing applications and systems;

•

the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of our merger with Sprint Corporation (“Sprint”) pursuant to a Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets, and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment agreed to by us, Deutsche Telekom AG (“Deutsche Telekom”), Sprint, SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, as amended on October 23, 2023, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance over multiple years;

•

adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, supply chain disruptions and impacts of geopolitical instability, such as the Ukraine-Russia and Israel-Hamas wars and further escalations thereof;

•	sociopolitical volatility and polarization;

•	our inability to manage the ongoing arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith;

•	the timing and effects of any future acquisition, divestiture, investment, or merger involving us;

•	any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business;

•	our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms;

•	changes in the credit market conditions, credit rating downgrades or an inability to access debt markets;

•	the risk of future material weaknesses we may identify or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage;

•	any changes in regulations or in the regulatory framework under which we operate;

•	laws and regulations relating to the handling of privacy and data protection;

•	unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings;

•	difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others;

•	our offering of regulated financial services products and exposure to a wide variety of state and federal regulations;

•	new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations;

•	our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked;

•	our exclusive forum provision as provided in our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”);

•	interests of Deutsche Telekom, our controlling stockholder, which may differ from the interests of other stockholders;

•

the dollar amount authorized for our 2023-2024 stockholder return program, authorized by our board of directors on September 6, 2023, may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; and

•	future sales of our common stock by Deutsche Telekom and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC.

Additional information concerning these and other risk factors is contained in the documents incorporated by reference.

Forward-looking statements in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference speak only as of the date of this prospectus, the applicable prospectus supplement or the applicable document incorporated by reference (or such earlier date as may be specified in the applicable prospectus supplement or other document), as applicable, are based on assumptions and expectations as of such dates, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or predict, including the factors above. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. For more information, see the section entitled “Where You Can Find More Information.” The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statements.

DESCRIPTION OF CAPITAL STOCK

The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Incorporation, the Company’s Seventh Amended and Restated Bylaws (“Bylaws”), the Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020 (the “Stockholders’ Agreement”), by and among the Company, Deutsche Telekom and SoftBank, and the Proxy, Lock-up and ROFR Agreement, dated as of April 1, 2020, by and between Deutsche Telekom and SoftBank (the “SoftBank Proxy Agreement”), each of which are exhibits to our Annual Report on Form 10-K, and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

General

Pursuant to our Certificate of Incorporation, the total number of shares of capital stock that the Company is authorized to issue is two billion one hundred million (2,100,000,000), comprising two billion (2,000,000,000) shares of common stock with a par value of $0.00001 per share and one hundred million (100,000,000) shares of preferred stock with a par value of $0.00001 per share. The rights and privileges of holders of common stock are subject to the rights and privileges of the holders of any series of preferred stock that we may issue in the future.

Common Stock

Voting Rights

Holders of our common stock have the right to vote on every matter submitted to a vote of our stockholders other than any matter on which only the holders of preferred stock are entitled to vote separately as a class. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.

Classification of the Board of Directors

All of the directors of the Company shall be of one class and shall be elected annually. Each director shall hold office until the next annual meeting of stockholders and shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Dividend, Liquidation and Other Rights

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends (including holders of preferred stock), the holders of common stock will share equally on a per share basis any dividends when, as and if declared by our board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will, after satisfaction of all of our liabilities and subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to distributions in the event of liquidation, dissolution or winding up (including holders of preferred stock), be entitled to a ratable share of any distribution to stockholders. Our common stock carries no preemptive or other subscription rights to purchase shares of our common stock and is not convertible, assessable or entitled to the benefits of any sinking fund.

Redemption Provisions

Pursuant to our Certificate of Incorporation, if a holder of our common stock acquires additional shares of our common stock or otherwise is attributed with ownership of such shares that would cause us to violate specified FCC rules or regulations, we may, at the option of our board of directors, redeem from the holder or holders causing the violation of the FCC’s rules shares of our common stock sufficient to eliminate the violation.

The redemption price will be a price mutually determined by us and such stockholders, but if no agreement can be reached, the redemption price will be either:

•	75% of the fair market value of our common stock being redeemed, if the holder caused the FCC violation; or

•	100% of the fair market value of our common stock being redeemed, if the FCC violation was not caused by the holder.

The determination of whether such party caused the FCC violation will be made, in good faith, by the disinterested member of our board of directors.

The foregoing redemption rights do not apply to any shares of our common stock or preferred stock beneficially owned by Deutsche Telekom or SoftBank. If any waivers or approvals are required from the FCC in order for Deutsche Telekom or any of its controlled affiliates to acquire or hold any shares of our common stock or preferred stock, Deutsche Telekom and any of its controlled affiliates are required by the Certificate of Incorporation to cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals. If any waivers or approvals are required from the FCC in order for SoftBank or any of its controlled affiliates to acquire or hold any shares of our common stock or preferred stock, SoftBank and any of its controlled affiliates are required by the Certificate of Incorporation to cooperate to secure such waivers or approvals and abide by any conditions related to such waivers or approvals.

Preferred Stock

Subject to the provisions of our Certificate of Incorporation and the limitations prescribed by law, our Certificate of Incorporation authorizes our board of directors to issue up to 100,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be superior to those of our common stock, without further vote or action by the stockholders. We currently have no shares of preferred stock outstanding.

One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result, protect the continuity of our management. The issuance of shares of preferred stock under our board of directors’ authority described above may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by us may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware law

The Company is subject to Section 203 of the DGCL (“Section 203”), which generally provides that an “interested stockholder” cannot engage in a “business combination” (as those terms are defined in Section 203) with the Company for a period of three years after the stockholder became an “interested stockholder,” unless:

•	before such time the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and by certain employee stock plans; or

•

at or after such time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.

An “interested stockholder” is a person:

•	who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock; or

•	who is an affiliate or associate of the corporation and, together with his or her affiliates and associates, has owned 15% or more of the corporation’s outstanding voting stock within three years.

The provisions of Delaware law described above along with our Certificate of Incorporation would make more difficult or discourage a proxy contest or acquisition of control by a holder of a substantial block of our common stock or the removal of the incumbent board of directors. Such provisions could also have the effect of discouraging an outsider from making a tender offer or otherwise attempting to obtain control of our Company, even though such an attempt might be beneficial to us and our stockholders.

Our Certificate of Incorporation and Bylaws do not opt-out of Section 203.

Certain Other Provisions of Our Certificate of Incorporation and Bylaws

The following provisions of our Certificate of Incorporation and Bylaws could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.

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Advance notice of director nominations and matters to be acted upon at meetings. Our Bylaws contain advance notice requirements for nominations by stockholders for the election of directors to serve on our board of directors and for proposing other items of business that can be acted upon by stockholders at stockholder meetings.

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Amendment to Bylaws. Our Certificate of Incorporation provides that our Bylaws may be amended upon the affirmative vote of the holders of shares having a majority of the aggregate voting power of all outstanding shares of our capital stock then entitled to vote on amendments to our Bylaws. Our Certificate of Incorporation also provides that our board of directors is authorized to make, alter or repeal our Bylaws without further stockholder approval.

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Special meeting of stockholders. Our Certificate of Incorporation provides that a special meeting of our stockholders (i) may be called by the chairperson of our board of directors or our chief executive officer and (ii) must be called by our secretary at the request of (a) a majority of our board of directors or (b) as long as Deutsche Telekom beneficially owns 25% or more of the outstanding shares of our common stock, the holders of not less than 33-1/3% of the voting power of all of the outstanding voting stock of our Company entitled to vote generally for the election of directors.

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Stockholder Action by Written Consent. Our Certificate of Incorporation provides that as long as Deutsche Telekom beneficially owns 25% or more of the outstanding common stock and any other securities of the Company that are entitled to vote in the election of directors (collectively, “T-Mobile Voting Securities”), stockholders may act by written consent in lieu of a meeting.

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Board representation. Our Certificate of Incorporation incorporates provisions of the Stockholders’ Agreement providing Deutsche Telekom with certain rights to designate a number of designees to our board of directors as described below under “Stockholders’ Agreement.”

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Special consent rights. Our Certificate of Incorporation provides Deutsche Telekom with the same consent rights as are set forth in the Stockholders’ Agreement with respect to our ability to take certain actions as described below under “Stockholders’ Agreement.”

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Authorized but unissued shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

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Cumulative voting. Our Certificate of Incorporation does not permit cumulative voting in the election of directors. Instead, any election of directors will be decided by a plurality of the votes cast (in person or by proxy) by holders of our stock entitled to vote thereon.

Stockholders’ Agreement

Pursuant to the Stockholders’ Agreement, Deutsche Telekom has certain rights to designate individuals to be nominees for election to our board of directors and certain committees thereof. Pursuant to the Stockholders’ Agreement, at all times when Deutsche Telekom, SoftBank and Marcelo Claure beneficially own at least 50% of the outstanding T-Mobile Voting Securities in the aggregate and any such T-Mobile Voting Security continues to be subject to a voting proxy under the SoftBank Proxy Agreement, the Company and Deutsche Telekom will take all necessary actions necessary to ensure that: (i) our board of directors will consist of a total of 14 directors (except in cases of resignations, retirements, deaths or removals, pending any new appointments), (ii) Deutsche Telekom has the right to designate a specified number of nominees for election to our board of directors in accordance with the terms of the Stockholders’ Agreement, subject to certain requirements, including requirements with respect to the “independence” of certain nominees under applicable stock exchange listing standards and rules of the SEC, (iii) the chairperson of our board of directors will be a Deutsche Telekom designee and (iv) our board of directors will have certain committees, which committees will be comprised in the manner specified in the Stockholders’ Agreement. The Stockholders’ Agreement further provides that at all times when Deutsche Telekom, SoftBank and Marcelo Claure beneficially own less than 50% of the outstanding T-Mobile Voting Securities in the aggregate or no T-Mobile Voting Security continues to be subject to a voting proxy under the SoftBank Proxy Agreement, then, in each case, (i) Deutsche Telekom has the right to designate a number of nominees for election to our board of directors equal to the percentage of T-Mobile Voting Securities that each beneficially owns (provided that such percentage is 10% or more) multiplied by the number of directors on our board of directors, rounded to the nearest whole number greater than zero and (ii) board committees will comprise designees of Deutsche Telekom in percentages determined by the Stockholders’ Agreement, subject to certain exceptions.

As of the date of this prospectus, Deutsche Telekom has the right to designate ten individuals to be nominees for election to our board of directors. As of the date of this prospectus, our board of directors consists of a total of 14 directors, including ten directors designated by Deutsche Telekom and G. Michael Sievert, our President and Chief Executive Officer.

In addition, pursuant to the Stockholders’ Agreement, until the DT Specified Actions Termination Date (as described below and defined in the Stockholders’ Agreement), we will not take certain actions without Deutsche Telekom’s prior written consent, including (a) incurring indebtedness above certain levels based on a specified debt to cash flow ratio, (b) taking any action that would cause a default under any instrument evidencing indebtedness to which Deutsche Telekom or any of its affiliates is a party, (c) acquiring or disposing of assets or entering into mergers or similar acquisitions in excess of $1.0 billion, (d) changing the size of our board of directors, (e) subject to certain exceptions, issuing equity of 10% or more of the then-outstanding shares of our common stock, or issuing equity to redeem debt held by Deutsche Telekom, (f) repurchasing or redeeming equity securities or making any extraordinary or in-kind dividend other than on a pro rata basis, or (g) making certain changes involving our chief executive officer. The DT Specified Actions Termination Date would occur only after Deutsche Telekom ceases to beneficially own 30% or more of the outstanding T-Mobile Voting Securities (and in certain cases only if Deutsche Telekom does not subsequently re-acquire such beneficial ownership within a specified period). In addition, we have agreed that, without the prior written consent of Deutsche Telekom, we will not amend our Certificate of Incorporation and Bylaws in any manner that could limit, restrict or adversely affect Deutsche Telekom’s rights under the Stockholders’ Agreement for as long as Deutsche Telekom beneficially owns 5% or more of the outstanding T-Mobile Voting Securities.

During the term of the Stockholders’ Agreement, Deutsche Telekom is not permitted to, and is required to cause the Deutsche Telekom designees then serving as directors on our board of directors not to, support, enter into or vote in favor of (a) any transaction in which the aggregate amount involved exceeds, or may be expected to exceed, $120,000 between or involving both (i) the Company and (ii) Deutsche Telekom and its affiliates, unless such transaction is approved unanimously by the audit committee of our board of directors or, for amendments to previously approved transactions, by a majority of the audit committee of our board of directors.

Pursuant to the Stockholders’ Agreement, Deutsche Telekom and its affiliates are generally prohibited from acquiring common stock that would cause their collective beneficial ownership to exceed a certain percentage of the outstanding T-Mobile Voting Securities unless such acquiring stockholder makes an offer to acquire all of the then-remaining outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed acquisition from all other stockholders of the Company, which is either (i) accepted or approved by a majority of the directors on our board of directors, which majority includes a majority of the directors who are not affiliated with Deutsche Telekom or SoftBank under the terms of the Stockholders’ Agreement (the “Required Approval”), or (ii) accepted or approved by holders (other than Deutsche Telekom, SoftBank and their respective affiliates) of a majority of the shares of our common stock (other than shares held by Deutsche Telekom, SoftBank and their respective affiliates). Deutsche Telekom is also prohibited from transferring any shares of our common stock in any transaction that would result in the transferee owning more than 30% of the outstanding shares of our common stock, subject to certain exceptions, unless the transfer is approved by our board of directors (including the Required Approval) or the transferee offers to acquire all of the then outstanding shares of our common stock at the same price and on the same terms and conditions as the proposed transfer.

Subject to specified limitations, Deutsche Telekom has the right to request that we file, from time to time, a registration statement or prospectus supplement to a registration statement for the resale of shares of our common stock and debt securities beneficially owned by Deutsche Telekom. In addition, Deutsche Telekom has piggyback registration rights with respect to any offering that we initiate. Any transferee of Deutsche Telekom who acquires at least 5% of either the registrable equity securities or the registrable debt securities pursuant to a transaction that is not registered under the Securities Act will be entitled to enjoy the same registration rights as Deutsche Telekom, as applicable, as long as the registrable securities held by such transferee may not be sold or disposed of pursuant to Rule 144 under the Securities Act without volume limitations.

The Stockholders’ Agreement sets forth certain additional rights and obligations of Deutsche Telekom, including information rights and non-competition restrictions.

The foregoing summary of the Amended and Restated Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Amended and Restated Stockholders’ Agreement, which is included as Exhibit 4.2 hereto.

SoftBank Proxy Agreement

The SoftBank Proxy Agreement establishes between Deutsche Telekom and SoftBank certain rights and obligations in respect of the shares of common stock owned by each of Deutsche Telekom, SoftBank and certain of their respective affiliates to enable Deutsche Telekom to consolidate T-Mobile into Deutsche Telekom’s financial statements. Pursuant to the SoftBank Proxy Agreement, at any meeting of the stockholders of the

Company, the shares of common stock beneficially owned by SoftBank will be voted in the manner directed by Deutsche Telekom, which obligation will terminate upon the earliest of: (i) with respect to each such share of common stock, the date on which such share is transferred to a third party in accordance with the terms of the SoftBank Proxy Agreement, subject to certain exceptions, (ii) the date on which Deutsche Telekom owns 55% or more of the outstanding T-Mobile Voting Securities and (iii) the date on which Deutsche Telekom has transferred an aggregate number of shares representing 5% or more of the outstanding common stock as of immediately following the effective time of the merger of a wholly owned subsidiary of T-Mobile with and into Sprint pursuant to the terms of the Business Combination Agreement (the “Effective Time”). The SoftBank Proxy Agreement also contains certain restrictions on the ability of each of SoftBank and Deutsche Telekom to transfer or acquire shares of our common stock, including that each of SoftBank and Deutsche Telekom is not permitted to transfer its shares without the prior written consent of the other stockholder from and after the Effective Time until the fourth anniversary of the Effective Time, subject to certain exceptions, including for transfers of up to 5% of the common stock outstanding as of the Effective Time beginning after the first anniversary of the Effective Time and up to an additional 10% of the common stock outstanding as of the Effective Time beginning after the second anniversary of the Effective Time. Deutsche Telekom and SoftBank have also agreed to further limitations upon the ability of SoftBank to transfer shares of our common stock.

As a result of the SoftBank Proxy Agreement, we are a “controlled company” for purposes of the rules of The Nasdaq Stock Market LLC (“Nasdaq”), which provides us with exemptions from certain corporate governance requirements under Nasdaq rules.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws:

•

eliminate the personal liability of directors for monetary damages resulting from breaches of fiduciary duty to the extent permitted by Delaware law, except (i) for any breach of a director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for willful or negligent payment of unlawful dividends, or (iv) for any transaction from which the director derived an improper personal benefit; and

•	indemnify directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary.

We believe that these provisions are necessary to attract and retain qualified directors and officers. We have also entered into separate indemnification agreements with each of our directors and officers under which we have agreed to indemnify, and to advance expenses to, each director and officer to the fullest extent permitted by applicable law with respect to liabilities they may incur in their capacities as directors and officers.

Director Removal

Our Certificate of Incorporation provides that, subject to certain rights of the holders of any preferred stock, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent.

Governing Law; Forum for Adjudication of Disputes

Our Certificate of Incorporation provides that our Certificate of Incorporation and the internal affairs of our Company shall be governed by and interpreted under the laws of the State of Delaware. In addition, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company,

(ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Company’s Bylaws or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine. This choice of forum provision does not waive our compliance with our obligations under the federal securities laws and the rules and regulations thereunder. Moreover, the provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or by the Securities Act.

Corporate Opportunities

Our Certificate of Incorporation provides, as permitted by the DGCL, that our non-employee directors have no obligation to offer us a corporate opportunity to participate in business opportunities presented to them or their respective affiliates even if the opportunity is one that we might reasonably have pursued, unless such corporate opportunity is offered to such director in his or her capacity as a director of our Company. Stockholders will be deemed to have notice of and consented to this provision of our Certificate of Incorporation.

Listing of Common Stock

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TMUS.”

Transfer Agent and Registrar

Our transfer agent and registrar is Equiniti Group.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 3,264,952 shares of our common stock for their own account. We are registering the offer and sale of the shares beneficially owned by the selling stockholders to satisfy certain registration obligations in connection with our acquisition of Ka’ena Corporation, Mint Mobile, LLC and Mint Mobile Incentive Company, LLC (the “Acquisition”).

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling stockholders regarding the sale or other disposition of any shares, except as otherwise disclosed. Of the 3,264,952 shares issued in connection with the Acquisition to the selling stockholders who may offer shares pursuant to this prospectus, 1,594,127 shares are subject to lock-up agreements with the Company. The lock-up is subject to certain customary exceptions and will expire with respect to 1,068,063 shares on October 28, 2024, and an additional 526,064 shares on April 26, 2025. To our knowledge, none of the selling stockholders listed in the table below has, or during the three years prior to the date of this prospectus has had, any position, office, or other material relationships with us or any of our affiliates.

The information set forth in the table below is based upon information obtained from the selling stockholders. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 1,171,854,259 shares of common stock outstanding as of April 19, 2024, and excludes the issuance of 3,264,952 shares of common stock upon the closing of the Acquisition on May 1, 2024.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below and any of their permitted transferees, pledgees, distributees, donees and successors.

	Beneficial Ownership Prior to This Offering				Beneficial Ownership After the Sale of the Maximum Number of Shares of Common Stock
Name of Selling Stockholder	Shares of Common Stock	% of Total Voting Power Before This Offering		Shares of Common Stock That May Be Sold	Shares of Common Stock	% of Total Voting Power After This Offering
Selling stockholders who beneficially own, in the aggregate, less than 1% of our common stock	3,264,952		*	3,264,952	—	—
Total shares of our common stock registered	3,264,952		*	3,264,952	—	—

*	Denotes less than 1%.

PLAN OF DISTRIBUTION

The shares of common stock are being registered to permit the resale of such securities by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the common stock. We will bear the fees and expenses incurred by us in connection with our obligation to register the common stock. The selling stockholders will bear all underwriting fees, commissions, and discounts, if any, attributable to the sales of the common stock and any transfer taxes.

The selling stockholders may offer and sell or otherwise dispose of the common stock from time to time in one or more public or private transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such dispositions may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	in a block trade in which a broker-dealer will attempt to sell a block of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, which may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In connection with the sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock, short and deliver the common stock to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell the common stock.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale by the selling stockholders of the common stock. The selling stockholders may decide to sell all or a portion of the common stock offered by them pursuant to this prospectus or may decide not to sell any common stock under this prospectus. In addition, the selling stockholders may transfer, devise or give the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the common stock by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant person of any of the common stock. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of common stock to engage in market-making activities with respect to the particular shares of common stock being distributed. All of the above may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Under the securities laws of certain states, the common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We have agreed to indemnify the selling stockholders against certain civil liabilities, including certain liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify us against certain civil liabilities arising under the Securities Act.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the common stock. We will not receive any of the proceeds from the sale of the common stock.

NASDAQ GLOBAL SELECT MARKET LISTING

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TMUS.”

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The financial statements of T-Mobile US, Inc. as of and for the years ended December 31, 2023 and December 31, 2022 incorporated by reference in this prospectus by reference to T-Mobile US, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of T-Mobile US, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our filings with the SEC are also available on our website at www.t-mobile.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement (except for our SEC reports expressly incorporated by reference herein or therein).

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (in each case, other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):

•

the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February  5, 2024, including those portions of the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 26, 2024 that are incorporated by reference in such Annual Report;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 26, 2024;

•	the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2024; and

•

the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on October 26, 2015, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Broady Hodder

Senior Vice President, Legal Affairs, Governance, Strategy and Integrity & Corporate Secretary

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

(425) 383-4000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the sale of the shares of common stock being registered hereby are set forth in the following table.

SEC Registration Fee	$78,918
Legal Fees and Expenses	85,000
Accounting Fees and Expenses	40,000
Miscellaneous	5,000

Total	$208,918

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of a corporation may and, in some cases, must be indemnified by the corporation against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, he had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the corporation, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

The certificates of incorporation of T-Mobile US, Inc. (“T-Mobile”) and T-Mobile USA, Inc. (“T-Mobile USA”) each provide for indemnification, to the fullest extent permitted by the DGCL, to any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of T-Mobile or T-Mobile USA, respectively, or is or was serving at the request of T-Mobile or T-Mobile USA, respectively, as a director, officer, or agent of another corporation, limited liability company, or other enterprise, against expenses (including attorneys’ fees), judgments, liabilities, losses, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding. Each of T-Mobile and T-Mobile USA applies the provisions of its certificate of incorporation to indemnification of directors and officers of its wholly owned subsidiaries, including the co-registrants. In addition, the organizational documents governing certain of the co-registrants generally provide directors, managers and officers with similar rights to indemnification to the fullest extent permitted by law.

The Fifth Amended and Restated Certificate of Incorporation of T-Mobile provides that no director is liable to T-Mobile or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

T-Mobile has entered into indemnification agreements with all of its directors and executive officers and has purchased directors’ and officers’ liability insurance. Any underwriting agreement may provide for indemnification by the underwriters of the issuer(s), any guarantors and their officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 16.	Exhibits

Exhibit Number	Document

3.1	Fifth Amended and Restated Certificate of Incorporation of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 1, 2020).

3.2	Seventh Amended and Restated Bylaws of T-Mobile US, Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on April 1, 2020).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 99.3 to Amendment No. 1 to our Form 8-A filed with the SEC on May 2, 2013).

4.2	Second Amended and Restated Stockholders’ Agreement, dated as of June 22, 2020, by and among Deutsche Telekom AG, SoftBank Group Corp. and T-Mobile US, Inc (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-3 filed with the SEC on June 22, 2020).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on signature page)

107.1	Filing Fee Table

Item 17.	Undertakings

1.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

1.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

2.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

3.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

1.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 6, 2024.

T-MOBILE US, INC.

By:	/s/ Peter Osvaldik
Peter Osvaldik
Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints G. Michael Sievert, Peter Osvaldik and Mark W. Nelson, and each or any of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title

/s/ G. Michael Sievert G. Michael Sievert	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Peter Osvaldik Peter Osvaldik	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dara Bazzano Dara Bazzano	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

/s/ Timotheus Höttges Timotheus Höttges	Chairman of the Board

/s/ André Almeida André Almeida	Director

/s/ Marcelo Claure Marcelo Claure	Director

/s/ Srikant M. Datar Srikant M. Datar	Director

Name	Title

/s/ Srinivasan Gopalan Srinivasan Gopalan	Director

/s/ Christian P. Illek Christian P. Illek	Director

/s/ James J. Kavanaugh James J. Kavanaugh	Director

/s/ Raphael Kübler Raphael Kübler	Director

/s/ Thorsten Langheim Thorsten Langheim	Director

/s/ Dominique Leroy Dominique Leroy	Director

/s/ Letitia A. Long Letitia A. Long	Director

/s/ Teresa A. Taylor Teresa A. Taylor	Director

/s/ Kelvin R. Westbrook Kelvin R. Westbrook	Director